EXHIBIT 10.28C
SECOND AMENDMENT TO OFFICE LEASE
     This SECOND AMENDMENT TO OFFICE LEASE (this “Second Amendment”) is entered into as of the 7th day of December, 2005 (the “Effective Date”), by and between SEAVIEW PFG, LLC, a Delaware limited liability company (“Landlord”), and WEBSIDESTORY, INC., a California corporation (“Tenant”), with reference to the following facts:
RECITALS
     A. Landlord’s predecessor-in-interest, LNR Seaview, Inc., a California corporation (“LNR”) and Tenant previously entered into that certain Office Lease dated as of August 23, 1999 (the “Original Lease”), whereby Tenant leased certain office space (“Premises”) in the Building located at 10182 Telesis Court, San Diego, California 92121 (the “Building”) also known as Seaview Corporate Center, as the same is more particularly described in the Original Lease.
     B. LNR and Tenant also previously entered into that certain First Amendment to Lease (the “First Amendment”) dated as of July 3, 2001 amending certain terms of the Lease. The Original Lease and First Amendment are hereinafter collectively referred to as the “Lease.”
     C. LNR’s interest as landlord under the Lease was previously assigned to Landlord by that certain Assignment of Leases dated April 17, 2002.
     D. Landlord and Tenant now desire to extend the term of the Lease and to further amend certain provisions of the Lease upon the terms set forth herein.
     E. Terms used herein beginning with capital letters and not otherwise defined herein shall have the meanings given to them in the Lease.
AGREEMENT
     NOW, THEREFORE, for and in consideration of the covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree, effective as of the Effective Date, as follows:
     1. Premises. Landlord and Tenant hereby acknowledge and agree that the Premises consists of 61,211 rentable square feet and 57,549 useable square feet located on the forth, fifth and sixth floors of the Building.
     2. Term. Section 1.6 of the Summary is hereby amended to provide for an Extended Term (the “Extended Term”) of an additional seventy two (72) months with the Extended Term commencing on February 1, 2007 and ending on January 31, 2013.
     3. Monthly Basic Rent. Section 1.8 of the Summary is hereby amended to add the following schedule of Monthly Basic Rent

Extension Period
Years/Months	Monthly Basic Rent
2/1/07-1/31/08	$146,906.40
2/1/08-1/31/09	$151,313.59
2/1/09-1/31/10	$155,853.00
2/1/10-1/31/11	$160,528.59
2/1/11-1/31/12	$165,344.45
2/1/12-1/31/13	$170,304.78
     4. Base Year. Section 1.10 of the Summary is hereby amended to provide that during the Extension Period, the Base Year shall be the calendar year 2005.
     5. Tenant Improvement Allowance. As of the Effective Date, and for a period of twelve (12) months following the first day of the first month thereafter, Tenant shall be entitled to a tenant changes allowance (the “Tenant Changes Allowance”) of up to TEN DOLLARS ($10.00) per useable square foot of the Premises for a total maximum Tenant Changes Allowance of Five Hundred Seventy Five Thousand Four Hundred Dollars ($575,400.00) for Tenant’s use in making Tenant Changes, as that term is defined in Section 12 of the Lease, to the Premises. Alternatively, Landlord will allow Tenant to apply up to Eight Dollars ($8.00) per useable square foot of the Premises ($460,320.00) to offset (“Rent Offset”) Monthly Basic Rent during the twelve month period commencing on the first day of the first month following the Effective Date. No later than sixty (60) days after the Effective Date, Tenant shall give Landlord written notice of its election to use either the Tenant Changes Allowance to effect Tenant Changes to the Premises or the Rent Offset to offset Monthly Basic Rent or a combination of both on a per square foot basis. For example, Tenant may elect to use $250,000 of Tenant Changes Allowance and $325,400 of Rent Offset. In the event and to the extent that Tenant elects to utilize the Tenant Changes Allowance, the provisions of Section 12 of the Lease shall apply to all such Tenant Changes completed within the aforementioned twelve (12) month period and the provisions of Exhibit “C”, Work Letter Agreement, shall apply to the disbursement of the Tenant Changes Allowance just if such Tenant Change Allowance were in fact the Tenant Improvements Allowance under Exhibit “C”. In the event and to the extent that Tenant fails to utilize the Tenant Changes Allowance or notify Landlord of its intent to apply the Rent Offset as provided in this Second Amendment, then and in such event, the Tenant will be deemed to have elected the Rent Offset and will be entitled to the Rent Offset described in this paragraph.
     6. Option Term. Landlord and Tenant acknowledge and agree that the Extended Term provided by this Second Amendment constitutes the exercise of the first of the two options for the extension of the Lease as provided for in Section 36 of the Lease and that the Lease is hereby extended according to the terms set forth in this Second Amendment.
     7. Proposition 13 Protection. Landlord and Tenant acknowledge and agree that this Second Amendment constitutes the exercise of the first of the two option periods provided for in Section 36 of the Lease, and as such, the provisions of Section 4.6 of the Lease are no longer applicable to the Lease. Accordingly, Section 4.6 of the Lease is hereby deleted in its entirety and is of no further force or effect.

     8. No Further Modification. Except as set forth in this Second Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect. Effective as of the Effective Date, all references to the “Lease” shall refer to the Lease as modified by this Second Amendment.
     9. Ratification; Controlling Effect. The Lease, as amended by this Second Amendment, is hereby ratified by Landlord and Tenant, and Landlord and Tenant hereby agree that the Lease, as so amended, shall continue in full force and effect. In the event of any conflict between the terms of this Second Amendment and the provisions of the Original Lease as previously amended, the terms of this Second Amendment shall control.
     10. Tenant Changes Allowance and/or Rent Offset. The amount of the Tenant Changes Allowance and/or the amount of any Rent Offset actually used by Tenant shall be deemed added to Section 23.2(d) of the Lease and included in the list of amounts necessary to compensate Landlord for any detriment proximately caused by any default of Tenant, as further described therein.
     11. Address Change. Tenant acknowledges and agrees that the address of Landlord for notice under the Lease is the following:

SEAVIEW PFG, LLC
c/o The Shidler Group
10188 Telesis Court, Suite 222
San Diego, CA 92121
Attn: Mr. Matthew J. Root
     12. Miscellaneous.
          (a) Voluntary Agreement. The parties have read this Second Amendment and on the advice of counsel they have freely and voluntarily entered into this Second Amendment.
          (b) Successors. This Second Amendment shall be binding on and inure to the benefit of the parties and their successors.
          (c) Counterparts. This Second Amendment may be signed in two or more counterparts. When at least one such counterpart has been signed by each party, this Second Amendment shall be deemed to have been fully executed, each counterpart shall be deemed to be an original, and all counterparts shall be deemed to be one and the same agreement.

     IN WITNESS WHEREOF, this Second Amendment has been entered into as of the date first set forth above.

“Landlord”	SEAVIEW PFG, LLC,
a Delaware limited liability company

	By:	Principal Real Estate Investors, LLC,
a Delaware limited liability company,
its authorized signatory

		By:	/s/ Troy A. Koersolmes

			Name:	Troy A. Koersolmes

			Its:	Investment Director Asset Management

		By:	/s/ Douglas A. Kintzle

			Name:	Douglas A. Kintzle

			Its:	Assistant Managing Director Asset Management

“Tenant”	WEBSIDESTORY, INC.,
a Delaware corporation

	By:	/s/ Jeff Lunsford

		Name:	Jeff Lunsford

		Its:	CEO

By:

Name:

Its: